                                   EXHIBIT 11

                           LOGIC DEVICES INCORPORATED

                    Computation of Earnings per Common Share
                                   (unaudited)

                 Three months ended September 30, 1997 and 1996


                                                1997            1996
                                             ----------      ----------
Weighted average shares of common stock
               outstanding                    6,121,750       6,121,750


Dilutive effect of common stock options
               and stock warrants               317,000         100,000
                                             ----------      ----------

Weighted average common and
        common share equivalents              6,438,750       6,221,750
                                             ==========      ==========


Net income                                   $    2,500      $   95,300
                                             ==========      ==========

Net income per common
        share equivalent                     $      .00      $      .02
                                             ==========      ==========






                                 16 of 18 pages

                                   EXHIBIT 11

                           LOGIC DEVICES INCORPORATED

                    Computation of Earnings per Common Share
                                   (unaudited)

                  Nine months ended September 30, 1997 and 1996


                                                 1997             1996
                                             -----------       -----------
Weighted average shares of common stock
               outstanding                     6,121,750         6,121,750


Dilutive effect of common stock options
               and stock warrants                244,666           100,000
                                             -----------       -----------

Weighted average common and
        common share equivalents               6,366,416         6,221,750
                                             ===========       ===========

Net income                                   $  (406,600)      $   449,800
                                             ===========       ===========

Net income per common
        share equivalent                     $     (0.06)      $       .07
                                             ===========       ===========






                                 17 of 18 pages